UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

INTREXON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-36042	26-0084895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of Principal Executive Offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2016, Intrexon Corporation (“Intrexon”) and Third Security, LLC (“Third Security”) executed an amendment (the “Second Amendment”) to the Services Agreement, dated as of November 1, 2015, and amended on October 31, 2016 (as amended, the “Services Agreement”), by and between Intrexon and Third Security, in order to extend the term of the Services Agreement from January 1, 2017 to January 1, 2018. No other terms of the Services Agreement were modified by the Second Amendment. The Second Amendment was unanimously approved by the independent members of Intrexon’s Board of Directors (the “Board”) and the Audit Committee in accordance with Intrexon’s policy on related person transactions.

The foregoing description of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Second Amendment which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, in connection with the Services Agreement, the Compensation Committee and the independent members of Intrexon’s Board of Directors approved a compensation arrangement for Mr. Kirk, pursuant to which he has received as compensation a payment of $200,000 per month in fully-vested shares of Intrexon Common Stock pursuant to the terms of a Restricted Stock Unit Agreement, dated as of November 1, 2015, by and between Intrexon and Mr. Kirk (the “Original RSU Agreement”) and an additional Restricted Stock Unit Agreement, dated as of November 1, 2016, by and between Intrexon and Mr. Kirk (the “Second RSU Agreement”). The Original RSU Agreement had a term of 12 months and expired on November 1, 2016 and the Second RSU Agreement had a term of two months and expires on January 1, 2017.

In connection with the extension of the term of the Services Agreement, the Compensation Committee and the independent members of the Board approved the continuation of Mr. Kirk’s compensation arrangement for an additional three months until March 30, 2017. Under this arrangement, Mr. Kirk will receive as compensation a payment of $200,000 per month, which payment will be made in fully-vested shares of Intrexon Common Stock. The shares of Common Stock will be valued based on the last trading day of the applicable month and will be issued pursuant to the terms of a new Restricted Stock Unit Agreement (the “New RSU Agreement”), effective as of January 1, 2017, under the Intrexon 2013 Omnibus Incentive Plan, as amended. The terms of the New RSU Agreement are substantially similar to the Original RSU Agreement and the Second RSU Agreement except that it has a term of three months and expires on March 30, 2017.

The foregoing description of the New RSU Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the New RSU Agreement which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Amendment to Services Agreement, by and between Intrexon Corporation and Third Security, LLC, effective as of January 1, 2017

10.2	Intrexon Corporation 2013 Amended and Restated Omnibus Incentive Plan, as amended, Restricted Stock Unit Agreement, by and between Intrexon Corporation and Randal J. Kirk, effective as of January 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2016

INTREXON CORPORATION

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Services Agreement, by and between Intrexon Corporation and Third Security, LLC, effective as of January 1, 2017

10.2	Intrexon Corporation 2013 Amended and Restated Omnibus Incentive Plan, as amended, Restricted Stock Unit Agreement, by and between Intrexon Corporation and Randal J. Kirk, effective as of January 1, 2017